Exhibit 10.7

HARBOR
HILLS
PARTNERS

June 27, 2006

Yacov Geva
Chairman
Life Watch Holding Corporation
1351 Abbott Court #A
Buffalo Grove, IL 60089

Dear Yacov,

Further to our meetings in Chicago last May 9 and 10, we are pleased to confirm the terms of our engagement as financial advisor to Life Watch Holding Corporation (“Life Watch” or the “Company”) in connection with its proposed restructuring (the “Restructuring”) and the sale of its equity securities in an underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “IPO”).

Scope of the Advisory Assignment

Subject to the terms and conditions of this agreement (the “Agreement”), we will assist the Company in implementing the Action Plan detailed in that certain confidential document dated May 2006 and titled “Project Heartbeat – Unlocking Shareholder Value” in connection with the proposed Restructuring and IPO of the Company.

In particular we will assist the Company in:

a.                         Restructuring the Company and/or its affiliates in a manner consistent with its stated objectives

b.                        Preparing the Company for the proposed IPO including without limitation reviewing the Company’s and/or its affiliates’ financial condition, operations, competitive environment, prospects and related matters

c.                         Selecting and retaining the lead underwriter for the IPO

d.                        Any other matters related to the stated objectives as maybe reasonably necessary to accomplish the foregoing objectives

In performing our services we will be coordinating a team of Life Watch and its affiliates’ officers specifically assigned to this project (codenamed Project Heartbeat).

Harbor Hills Partners, LLC
909 Third Avenue, 26th Floor, New York, N.Y. 10022
Phone (212) 609-2550  Fax (212) 207-8427

HARBOR
HILLS
PARTNERS

Compensation

The Professional Fees payable to HHP by the Company for the aforementioned services shall be:

a.                         A monthly retainer fee of $10,000, payable monthly in advance, starting on June 1, 2006

b.                        Upon the successful completion of the IPO, HHP shall receive 1% of any gross proceeds of the IPO prior to the deduction of the underwriting discounts and commissions or any other expenses up to $50,000,000 and 0.75% of any gross proceeds of the IPO prior to the deduction of the underwriting discounts and commissions or any other expenses in excess of $50,000,000 (the “Success Fee”).

In addition to our Professional Fees, the Company will reimburse us for all reasonable out-of-pocket expenses incurred by us in connection with this engagement. We agree that such expenses will be incurred in accordance with Company policies and we will receive advance approval of all expenses.

All fees and expenses payable hereunder are nonrefundable.

Term

This agreement will be effective as of May 12, 2006 (the “Effective Date”) and will expire on June 30, 2007. Our services hereunder may be earlier terminated with or without cause by you or with cause by us at any time and without cause by us on 90 days advance written notice, in each case without liability or continuing obligation to you or to us (except for any expenses incurred by us to the date of termination); provided that the provisions of the sections Information and Confidentiality and Indemnity below shall survive any termination or expiration of this agreement. Cause shall be defined as the breach of this Agreement, willful misconduct, gross negligence, or a material violation of any applicable law by the non-terminating party.

No Success Fee shall be payable by the Company unless this Agreement is in effect at the time the IPO is consummated, provided however, that a Success Fee shall be due if (i) this Agreement expires or is terminated without cause by the Company; (ii) the IPO is consummated within one year of the date of such expiration or termination; and (iii) the

Harbor Hills Partners, LLC
909 Third Avenue, 26th Floor, New York, N.Y. 10022
Phone (212) 609-2550  Fax (212) 207-8427

HARBOR
HILLS
PARTNERS

IPO is consummated with (a) the underwriters which are acting as book runners or co-managers at the time of such termination or expiration or (b) any other underwriters with whom the Company had physical meetings during the term of this Agreement.

Information and Confidentiality

The Company will furnish HHP with such information regarding the business and financial condition of the Company and/or its affiliates as is reasonably requested and will provide reasonable access to its and its affiliates’ employees and directors. HHP acknowledges that, in connection with the services to be provided pursuant to this Agreement, certain confidential, non-public and proprietary information concerning the Company (“Confidential Information”) has been or may be disclosed to HHP or its employees, attorneys and advisors (collectively, “Representatives”). HHP agrees that no Confidential Information will be disclosed, in whole or in part, to any other person (other than to any potential party to a transaction approved by the Company under appropriate written assurances of confidentiality, to those Representatives who need access to any Confidential Information for purposes of performing the services to be provided hereunder, or as may be required by legal process), without the Company’s prior consent. The term “Confidential Information” does not include any information: (a) that was already in HHP’s possession, or that was available to HHP on a non-confidential basis, prior to the time of disclosure by the Company to HHP, in each case, as can be demonstrated by written documentation; (b) obtained by HHP from a third person which, insofar as is known to HHP, is not subject to any prohibition against disclosure; or (c) which is or becomes generally available to the public through no fault of HHP or any of its Representatives. HHP shall be liable to the Company if any of its Representatives disclose any Confidential Information in breach of the foregoing provisions. If HHP is required by any applicable law or regulation, or by any order by any court or other governmental and regulatory agencies to disclose any Confidential Information, prompt notice thereof shall be given to the Company, and HHP agrees to provide only such information as is so required. Without prejudice to any other rights or remedies the Company may have, HHP acknowledges and agrees that money damages would not be an adequate remedy for any breach of these provisions (it being understood that in no event shall HHP be responsible for any special, indirect or consequential damages), and that the Company shall be entitled to an injunction, specific performance and other equitable relief for any threatened or actual breach hereof. HHP’s obligations under this Section shall remain in effect for a period of two years after the termination of this Agreement.

Harbor Hills Partners, LLC
909 Third Avenue, 26th Floor, New York, N.Y. 10022
Phone (212) 609-2550  Fax (212) 207-8427

HARBOR
HILLS
PARTNERS

Indemnification

The Company agrees (i) to indemnify and hold harmless HHP and its affiliates, and the respective directors, officers, agents, and employees of HHP and its affiliates (HHP and each such entity or person being referred to as an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities of any kind (collectively, “Liabilities”) relating to or arising out of activities performed or services furnished pursuant to the Agreement, and (ii) to reimburse each Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid. The Company will not, however, be responsible for any such Liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from HHP’s bad faith, gross negligence, willful misconduct, or material breach of this Agreement. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its security holders or creditors for or in connection with this Agreement or HHP’s role or services in connection therewith, except to the extent that any such Liabilities or expenses incurred by the Company are finally judicially determined to have resulted primarily from HHP’s bad faith, gross negligence, willful misconduct or material breach of this agreement. In no event shall the Company be responsible for any special, indirect or consequential damages.

Miscellaneous

This agreement may not be assigned by the Company or HHP without the prior written consent of the other. This agreement constitutes the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior agreements with respect thereto.

Each party represents and warrants to each other party that such party has the full legal right, power and authority to execute and deliver this Agreement. Each party hereto represents and warrants as to such party that this Agreement has been duly executed and constitutes a valid and binding obligation of such party enforceable in accordance with its terms. Each party represents and warrants to each other party that no governmental or other third party consents, authorizations, filings or approvals are required (other than any already given or obtained) for the due execution, delivery and performance of this Agreement by such party.

Harbor Hills Partners, LLC
909 Third Avenue, 26th Floor, New York, N.Y. 10022
Phone (212) 609-2550  Fax (212) 207-8427

HARBOR
HILLS
PARTNERS

This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns and, to the extent expressly set forth in the Indemnification section, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by HHP hereunder.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.

This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.

It is understood that HHP has no authority to bind the Company or its affiliates to any transaction. The structure and other terms of any transaction must be approved by the Company and/or its stockholders in its or their sole and absolute discretion, and the Company shall be under no obligation to HHP to enter into any transaction contemplated hereby. HHP understands that the Company and its stockholders may at any time, and at its or their sole and absolute discretion, refuse to discuss or negotiate any transaction with any party for any reason or for no reason, and may in its or their sole and absolute discretion terminate or suspend any negotiations with any party at any time.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S RULES CONCERNING CONFLICTS OF LAWS. EACH OF HHP AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITY HOLDERS) WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF HHP.

Harbor Hills Partners, LLC
909 Third Avenue, 26th Floor, New York, N.Y. 10022
Phone (212) 609-2550  Fax (212) 207-8427

HARBOR
HILLS
PARTNERS

If this letter accurately reflects the terms of our agreement, please sign the two enclosed copies and forward one to us via courier.

Sincerely,

/s/ Victor Josebachvili
Victor Josebachvili
Managing Partner

Accepted and agreed

Life Watch Holding Corporation

/s/ Jacob Geva
Name: Jacob Geva
Title:

Date: 28/6/2006

Harbor Hills Partners, LLC
909 Third Avenue, 26th Floor, New York, N.Y. 10022
Phone (212) 609-2550  Fax (212) 207-8427